UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 1, 2011, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”) adopted its 2011 Cash Bonus Plan (the “Bonus Plan”), which was filed as Exhibit 10.45 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2011, for the Company’s employees, including its executive officers. The Bonus Plan was adopted to motivate and retain the Company’s employees.

The first corporate objective under the Bonus Plan (the “ADASUVE Objective”) required (i) the acceptance by the U.S. Food and Drug Administration of the Company’s New Drug Application resubmission for ADASUVE® (Staccato® loxapine) product candidate (the “NDA Requirement”), (ii) the submission of a Marketing Authorization Application for ADASUVE with the European Medicines Agency (the “MAA Requirement”) and (iii) the entry into a partnering agreement for ADASUVE (the “Partner Requirement”).

On November 4, 2011, each of Thomas B. King, August J. Moretti, James V. Cassella, Michael J. Simms and Mark K. Oki (the “Executive Officers”), in addition to the other participants in the Bonus Plan, received the cash bonus associated with the ADASUVE Objective upon completion of the MAA Requirement, having previously achieved the NDA Requirement and the Partner Requirement. The amounts paid to the Executive Officers in connection with the ADASUVE Objective were as follows:

Executive Officer	Bonus Amount
Thomas B. King President and Chief Executive Officer	$141,950.60
James V. Cassella, Ph.D. Senior Vice President, Research and Development	$66,765.39
August J. Moretti Senior Vice President, Chief Financial Officer, General Counsel and Secretary	$66,765.39
Michael J. Simms Senior Vice President, Operations and Quality	$66,765.39
Mark K. Oki Vice President, Finance, Controller, and Principal Accounting Officer	$46,038.13

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: November 4, 2011	By:	/s/ August J. Moretti
August J. Moretti Senior Vice President, Chief Financial Officer, General Counsel and Secretary